Exhibit 99.01

SORRENTO VALLEY BUSINESS PARK

LEASE

FROM

HUB PROPERTIES TRUST,

a Maryland Real Estate Investment Trust,

TO

DEXCOM, INC.,

a Delaware corporation.

5627 Oberlin Drive

San Diego, California  92121

Table of Contents

Article 1 Reference Data
1.1	Introduction and Subjects Referred To
1.2	Exhibits

Article 2 Premises and Term
2.1	Premises
2.2	Term
2.3	Extension Option
2.4	Measurement of the Premises
2.5	Right to Lease Additional Space

Article 3 Commencement and Condition
3.1	Commencement
3.2	Condition of Premises
3.3	Preparation of the Premises by Tenant
3.4	Construction Representatives

Article 4 Rent, Additional Rent, Insurance and Other Charges
4.1	The Annual Fixed Rent
4.2	Additional Rent
4.3	Real Estate Taxes
4.4	Operating Costs
4.5	Personal Property and Sales Taxes
4.6	Insurance
4.7	Utilities
4.8	Late Payment of Rent
4.9	Security Deposit

Article 5 Landlord’s Covenants
5.1	Common Area Maintenance and Lighting
5.2	Water
5.3	Repairs
5.4	Repair Cost Waiver
5.5	Interruption
5.6	Outside Services
5.7	Access to Building
5.8	Parking

Article 6 Tenant’s Additional Covenants
6.1	Affirmative Covenants: Tenant shall do the following:
6.2	Negative Covenants

Article 7 Casualty or Taking

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7.1	Termination
7.2	Restoration
7.3	Award
7.4	Termination Waiver

Article 8 Defaults
8.1	Default of Tenant
8.2	Remedies
8.3	Remedies Cumulative
8.4	Landlord’s Right to Cure Defaults
8.5	Holding Over
8.6	Effect of Waivers of Default
8.7	No Waiver, etc
8.8	No Accord and Satisfaction

Article 9 Rights of Holders
9.1	Rights of Mortgagees or Ground Lessors
9.2	Modifications
9.3	Non-Disturbance

Article 10 Miscellaneous Provisions
10.1	Notices
10.2	Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc
10.3	Lease Not to be Recorded; Confidentiality of Lease Terms
10.4	Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability
10.5	Landlord’s Default
10.6	Notice to Mortgagee and Ground Lessor
10.7	Building or Complex Name Change
10.8	Waiver of Jury Trial
10.9	Brokerage
10.10	OSHPAD Requirements
10.11	Applicable Law and Construction

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Article 1

Reference Data

1.1           Introduction and Subjects Referred To.

This is a lease (this “Lease”) entered into by and between Hub Properties Trust, a Maryland real estate investment trust (“Landlord”), and DexCom, Inc., a Delaware corporation (“Tenant”).

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of this Lease:	May 13, 2005.

Complex:

The four (4) buildings (the “Buildings”) of the Sorrento Valley Business Park with addresses of 5555, 5601, 5626 and 5627 Oberlin Drive, San Diego, California and the parking facilities and all other appurtenances, and the land parcels on which they are located and the sidewalks adjacent thereto.

Building:	That certain building in the Complex with an address of 5627 Oberlin Drive, San Diego, California 92121.

Premises:	The portion of the Building substantially as shown on Exhibit A hereto.

Premises Rentable Area:	7,042 square feet.

Complex Rentable Area:	105,203 square feet.

Original Term:	The period commencing on the Commencement Date (as defined in Section 3.1) and expiring on May 31, 2011.

Rent Commencement Date:	August 1, 2005.

Annual Fixed Rent:	The following amounts:

Period	Rate	Annual	Monthly
	(per s.f. of Premises Rentable Area per month)

8/1/05 – 6/30/06	$1.18	$99,714.72	$8,309.56
7/1/06 – 6/30/07	$1.22	$103,094.88	$8,591.24
7/1/07 – 6/30/08	$1.25	$105,630.00	$8,802.50
7/1/08 – 6/30/09	$1.29	$109,010.16	$9,084.18
7/1/09 – 6/30/10	$1.33	$112,390.32	$9,365.86
7/1/10 – 5/31/11	$1.37	$115,770.48	$9,647.54

Tenant’s Percentage:	Six and 69/100 percent (6.69%), being the ratio of the Premises Rentable Area to the Complex Rentable Area.

Permitted Uses:

General office uses, biomedical research and development, biomedical manufacturing in accordance with Good Manufacturing Practices, and such other uses as are permitted under existing zoning and other laws applicable to the Complex, subject to the provisions of Section 6.2.

Security Deposit:	$50,000.

Commercial General Liability Insurance Limits:	$3,000,000 per occurrence (combined single limit) for property damage, bodily and personal injury and death.

Original Address of Landlord:	c/o Reit Management & Research LLC
5627 Oberlin Drive
San Diego, CA 92121
Attention: Area Manager

Landlord’s Agent:	Reit Management & Research LLC

or such other entity as shall be designated by Landlord from time to time.

Original Address of Tenant:	5555 Oberlin Drive
San Diego, CA 92121

1.2           Exhibits.  The Exhibits listed below are incorporated in this Lease by reference and are to be construed as a part of this Lease.

EXHIBIT A.	Plan showing the Premises.
EXHIBIT B.	Rules and Regulations.
EXHIBIT C.	Alterations Requirements.

EXHIBIT D.	Contractor’s Insurance Requirements.
EXHIBIT E.	Clerk’s Certificate.
EXHIBIT F.	Description of Landlord’s Work.
EXHIBIT G.	ERM Letter

Article 2

Premises and Term

2.1           Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the exterior of the Building and any pipes, conduits, wires and appurtenant fixtures or equipment serving the Premises together with other portions of the Building or Complex.

Tenant shall have, as appurtenant to the Premises, rights to use, in common with others, subject to reasonable rules of general applicability to tenants of the Complex from time to time made by Landlord of which Tenant is given notice: (a) the common pipes, conduits, wires and appurtenant fixtures of the Complex serving the Premises, and (b) the common walkways and driveways (if any) necessary for access to the Building.

2.2           Term.  The term of this Lease shall be for a period beginning on the Commencement Date and continuing for the Original Term and any extension of the term hereof in accordance with the provision of this Lease, unless sooner terminated as hereinafter provided.  When the Commencement Date has been determined, such date shall be evidenced by a document executed by Landlord and Tenant and delivered each to the other, but the failure of Landlord and Tenant to execute or deliver such document shall have no effect upon such date. The Original Term and any extension of the term hereof in accordance with the provisions of this Lease is hereinafter referred to as the “term” of this Lease.

2.3           Extension Option.  So long as at the time of the Option Notice there exists no Default of Tenant (or Landlord shall have waived such condition in its sole discretion), this Lease is still in full force and effect, and the named Tenant as set forth in Section 1.1 (or any successor by merger) and/or any Affiliate shall actually occupy the entire Premises, Tenant shall have the right to extend the term of this Lease for one (1) additional period of five (5) years (the “Extended Term”).  The Extended Term shall commence on the day succeeding the expiration of the Original Term and shall end on the day immediately preceding the fifth anniversary of the commencement of the Extended Term.  All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the Original Term shall apply to the Extended Term except that (i) the Annual Fixed Rent for the Extended Term shall be the Market Rate (as hereinafter defined) for the Premises determined as of the commencement of the Extended Term, as designated by Landlord by notice to Tenant (“Landlord’s Notice”), but subject to Tenant’s right to dispute as hereinafter provided, and (ii) Tenant shall have no further right to extend the term of this Lease beyond the Extended Term hereinabove provided. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice of its election (the “Option Notice”) not later than nine (9) months, nor sooner than twelve (12) months, prior to the expiration of the Original Term. Such Option Notice shall request Landlord’s determination of the Market Rate within thirty (30) days and shall apply to the entire Premises and shall be unconditional and irrevocable by Tenant except as hereinafter provided.  If Tenant fails to give the Option Notice to Landlord, the term of this Lease shall automatically terminate no later than the end of the Original Term, and Tenant shall have no further option to extend the term of this Lease, it being agreed that time is of the essence with respect to the giving of the Option Notice.  If Tenant shall extend the term hereof pursuant to the provisions of this Section 2.3, such extension shall be automatically effected without the execution of any additional documents, but Landlord and Tenant shall, at the request of either, execute an amendment to this Lease, in a commercially reasonable form prepared by Landlord, confirming such extension of the term and the Annual Fixed Rent for the Extended Term.

 “Market Rate” shall mean the then annual rental rate and terms for the Premises for the Extended Term (determined as set forth below).  Landlord shall give Tenant Landlord’s Notice not later thirty (30) days after Tenant gives an Option Notice. If Tenant disagrees with the Market Rate designated in Landlord’s Notice, Tenant shall notify Landlord of such disagreement and of Tenant’s designation of the Market Rate by notice given not later than fifteen (15) days after the giving of Landlord’s Notice, and if Tenant fails to so notify Landlord, then the Market Rate shall be as designated in Landlord’s Notice and such designation shall be final and conclusive. If Tenant notifies Landlord that it disagrees with Landlord’s designation of Market Rate within such fifteen (15) day period and the parties cannot agree upon the Market Rate by the date that is thirty (30) days following Landlord’s Notice, then Tenant shall have the right to withdraw and cancel the Option Notice by giving written notice thereof to Landlord on or before the date that is thirty (30) days after the giving of Landlord’s Notice, but if Tenant fails to notify Landlord of its decision to withdraw and cancel the Option Notice within such time period, then the Option Notice shall become binding and irrevocable and the Market Rate shall be determined by appraisal as follows:  Within fifteen (15) days after the expiration of such thirty (30) day period, Landlord and Tenant shall each give notice to the other specifying the name and address of the appraiser each has chosen.  The two appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if, within twenty (20) days after the second appraiser is appointed, the two appraisers shall not agree upon a determination of the Market Rate in accordance with the following provisions of this Section 2.3, they shall together appoint a third appraiser.  If only one appraiser shall be chosen whose name and address shall have been given to the other party within such fifteen (15) day period and who shall have the qualifications hereinafter set forth, that sole appraiser shall render the decision which would otherwise have been made as hereinabove provided.

If said two appraisers cannot agree upon the appointment of a third appraiser within ten (10) days after the expiration of such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. In the event that all three appraisers cannot agree upon such Market Rate within ten (10) days after the third appraiser shall have been selected, then each appraiser shall submit his or her designation of such Market Rate to the other two appraisers in writing; and Market Rate shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values so determined.

Each of the appraisers selected as herein provided shall have at least ten (10) years experience as a commercial real estate broker in the city of San Diego dealing with properties of the same type and quality as the Building.  Each party shall pay the fees and expenses of the appraiser it has selected and the fees of its own counsel, witnesses and similar expenses.  Each party shall pay one half (1/2) of the fees and expenses of the third appraiser (or the sole appraiser, if applicable) and all other expenses of the appraisal.  The decision and award of the appraiser(s) shall be in writing and shall be final and conclusive on all parties, and counterpart copies thereof shall be delivered to both Landlord and Tenant.  Judgment upon the award of the appraiser(s) may be entered in any court of competent jurisdiction.

Both appraisers or a majority of them (or the sole appraiser, if applicable) shall determine the Market Rate of the Premises for the applicable period as of the commencement of the Extended Term and render a decision and award as to their determination to both Landlord and Tenant (a) within twenty (20) days after the appointment of the second appraiser, (b) within twenty (20) days after the appointment of the third appraiser or (c) within fifteen (15) days after the appointment of the sole appraiser, as the case may be.  In rendering such decision and award, the appraiser(s) shall assume (i) that the Premises are available in the then rental market, (ii) that Landlord has had a reasonable time to locate a tenant, (iii) that neither Landlord nor the prospective tenant is under a compulsion to rent, (iv) that Landlord and Tenant are typically motivated, well-informed and well-advised, and each is acting in what it considers its own best interest, (v) the Premises (w) are fit for immediate occupancy and use “as is”, (x) require no additional work by Landlord or Tenant, (y) are appropriate and desired for immediate occupancy by Tenant, and (z) contain no work that has been carried out thereon by Tenant, its subtenant(s), or its or their successors-in-interest during the Original Term which has diminished the rental value of the Premises, and (vi) that in the event the Premises are destroyed or damaged by fire or other casualty prior to the commencement of the Extended Term, they have been fully restored.  The appraisers shall also take into consideration any increases or possible increases in rent then being included in leases for comparable space in the Building or in comparable buildings based on changes in price indices, including cost of living, or periodic market rental adjustments.  In rendering such decision and award, the appraiser(s) shall consider the market fixed annual rents then being charged for comparable space in comparable buildings in the city of San Diego, but shall not modify the provisions of this Lease.

If the dispute between the parties as to the Market Rate has not been resolved before the commencement of Tenant’s obligation to pay the Annual Fixed Rent based upon determination of such Market Rate, then Tenant shall pay the Annual Fixed Rent under the Lease based upon the Market Rate designated by Landlord in Landlord’s Notice until either the agreement of the parties as to the Market Rate, or the decision of the appraiser(s), as the case may be, at which time Tenant shall pay any underpayment of the Annual Fixed Rent to Landlord, or Landlord shall refund any overpayment of the Annual Fixed Rent to Tenant.

Landlord and Tenant hereby waive the right to an evidentiary hearing before the appraiser(s) and agree that the appraisal shall not be an arbitration nor be subject to state or federal law relating to arbitrations.

2.4           Measurement of the Premises.  Landlord and Tenant agree that the Premises Rentable Area identified in Section 1.1 is recited for Landlord’s administrative purposes only and that, although the Annual Fixed Rent and the Tenant’s Percentage has been determined by reference to such square footage (regardless of the possibility that the actual measurement of the Premises may be more or less than the number identified, irrespective of measurement method used), Annual Fixed Rent and Tenant’s Percentage shall not be changed except as expressly provided in this Lease.

2.5           Right to Lease Additional Space. So long as (i) there then exists no Default of Tenant, (ii) the Tenant named in Section 1.1 of this Lease (or any successor by merger) and/or any Affiliate shall occupy the entire Premises, and (iii) this Lease is still in full force and effect (or Landlord, in its sole discretion, shall waive any such condition(s)), then if Suite 116 and/or Suite 124 of the Building shall become available for lease by Landlord, Landlord shall so notify Tenant (the “Availability Notice”), and shall identify which of said Suites is then available (the “Offered Space”) and the date on which such Offered Space is expected to be available, and Tenant may, by giving notice to Landlord within ten (10) days after receipt of such notice, irrevocably elect to lease the Offered Space on the terms of this Section 2.5.  If Tenant shall have so elected to lease the Offered Space, it shall enter into an amendment to this Lease within ten (10) days after it shall have received the same from Landlord, confirming the lease of such Offered Space to Tenant pursuant to the terms hereof, such amendment to be in a commercially reasonable form prepared by Landlord. If Tenant shall not elect to lease the Offered Space within the aforesaid 10-day period, then Landlord shall thereafter be free to lease any or all of such Offered Space to a third party or parties from time to time on such terms and conditions as it may deem appropriate. Tenant’s exercise or failure to exercise its rights hereunder with respect to one Suite (116 or 124, as applicable) shall not affect its rights hereunder with respect to the other Suite until Landlord shall have given Tenant an Availability Notice with respect to such other Suite.

Tenant shall lease the Offered Space subject to all of the terms, covenants and agreements of this Lease in effect from and after the date on which the Offered Space becomes a part of the Premises, except that (i) the Annual Fixed Rent for the Offered Space shall be the Market Rate for the Offered Space, (ii) Tenant’s Percentage shall be adjusted to reflect the expansion of the Premises to include the Offered Space, and (iii) if the Offered Space shall become available for lease as of a date on which there are less than three (3) years remaining in the term of this Lease (excluding any unexercised option to extend), then the term with respect to the Offered Space shall be the term for which Landlord intends to offer such space to third parties (which need not be co-terminus with that applicable to the Premises then demised to Tenant under the Lease). Landlord shall designate the Market Rate and, if applicable, the term for the Offered Space, in Landlord’s notice to Tenant of the availability of the Offered Space. If Tenant shall elect to lease the Offered Space but shall disagree with Landlord’s designation of the Market Rate, then Tenant shall so notify Landlord of such disagreement in Tenant’s notice electing to lease the Offered Space, otherwise the Market Rate for the Offered Space shall be as designated by Landlord. If Tenant disagrees timely with Landlord’s designation of the Market Rate for the Offered Space and the parties cannot agree upon the Market Rate within ten (10) days after Tenant’s notice, the Market Rate for the Offered Space shall be determined in the manner provided in Section 2.3. Subject to Landlord’s obligations under Article 5, Tenant shall lease the Offered Space in “as is” condition, and Landlord shall not be required to construct any leasehold improvements to the Offered Space or to provide Tenant with any financial contribution for such purpose. Landlord and Tenant agree that time shall be of the essence of this Section 2.5.

The provisions of this Section 2.5 shall not apply, and space shall not be deemed “available for lease” hereunder, if Landlord shall intend either (a) to enter into a lease of such space to any party pursuant to the terms of a lease in effect as of the Date of this Lease or to any entity controlling, controlled by or under common control with Landlord, or (b) to renew or extend the lease with (or grant a new lease to) the entity (or any party affiliated with such entity) then occupying such space.

Article 3

Commencement and Condition

3.1           Commencement. The “Commencement Date” shall be the date on which Landlord’s Work, as hereinafter defined, is substantially complete.

3.2           Condition of Premises. Landlord, at its sole cost and expense, shall provide the Premises with separately metered 400 amp electrical service from the existing electrical panels labeled H-116 and L-116 (“Landlord’s Work”). Landlord shall use all reasonable and diligent efforts to substantially complete Landlord’s Work by June 1, 2005. In the event Landlord’s Work is not substantially complete by June 1, 2005 so that the Commencement Date occurs later than June 1, 2005, the Rent Commencement Date shall be postponed by one day for each day that the Commencement Date is so delayed beyond June 1, 2005 (for example, if the Commencement Date is June 5, 2005, the Rent Commencement Date shall be August 5, 2005).

Upon approval of Tenant’s Plans (as defined in Section 3.3) and compliance by Tenant with the other requirements of Section 3.3 (including, without limitation, providing required insurance and obtaining necessary building permits), Tenant and its contractors shall have access to the Premises for the purposes of performing Tenant’s Work (as defined in Section 3.3). In connection with such access, Tenant agrees (i) to cease promptly upon notice from Landlord any activity or work which has not been approved by Landlord or is not in compliance with the provisions of this Lease or which shall interfere with or delay the performance of Landlord’s Work, and (ii) to comply and cause its contractors to comply promptly with all reasonable procedures prescribed by Landlord from time to time for coordinating work being performed by Landlord and work being performed by Tenant, each with the other and with any other activity or work in the Building, including, without limitation, the use of labor which shall work in harmony with all other contractors performing work at the Building. Such pre-Commencement Date access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that (i) there shall be no obligation on the part of Tenant solely because of such access to pay any Annual Fixed Rent for any period prior to the Rent Commencement Date, and (ii) Tenant shall not be deemed thereby to have taken or accepted possession of the Premises or any portion thereof. If Tenant fails or refuses to comply or cause its contractors to comply with any of the obligations described or referred to above, then immediately upon notice to Tenant, Landlord may revoke Tenant’s rights of access to the Premises until the Commencement Date.

Tenant acknowledges that it has been given an adequate opportunity to inspect the Premises and the common areas and facilities of the Complex and, subject to the completion of Landlord’s Work, has found the condition of both satisfactory and is not relying on any representations of Landlord or Landlord’s agents or employees as to such condition, and Landlord shall have no obligation with respect thereto except as may be expressly set forth in this Lease.

3.3           Preparation of the Premises by Tenant. (a) Except for Landlord’s Work, Tenant, at Tenant’s sole cost and expense except to the extent of Landlord’s Contribution (hereinafter defined), shall be responsible for making all alterations or improvements to the Premises required or desired by Tenant, subject to Landlord’s approval, as hereinafter provided. The initial alterations and improvements to be made by Tenant to prepare the Premises for Tenant’s occupancy are hereinafter referred to as “Tenant’s Work”.  Promptly after the Date of this Lease, Tenant shall prepare plans and specifications for Tenant’s Work (“Tenant’s Plans”) in accordance with the requirements of Exhibit C attached hereto. Tenant’s Plans shall be subject to review and approval by Landlord as provided in Exhibit C and this Section 3.3, such approval not to be unreasonably withheld, conditioned or delayed. Failure by Landlord to respond to Tenant’s Plans or any resubmission thereof (either by disapproval, request for additional information, request for revision or communication of a reason for failure to approve) within ten (10) Business Days after the date of Landlord’s receipt of Tenant’s Plans or any such resubmission shall constitute approval thereof, provided, however that no such automatic approval shall occur unless Tenant’s submission contains the following notice, printed in a prominent place on the outside thereof in not less fourteen (14) point bold-faced type: “LANDLORD REVIEW REQUIRED; FAILURE TO RESPOND TO THIS SUBMISSION WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN AUTOMATIC APPROVAL PURSUANT TO LEASE SECTION 3.3.”

(b)           Once commenced, Tenant shall cause its contractor(s) to perform Tenant’s Work in accordance with Tenant’s Plans, diligently and continuously until Tenant’s Work is substantially complete. Tenant’s Work shall be performed in accordance with the requirements of Exhibit C and the applicable provisions of Article 6, and Tenant shall be responsible for all construction management.

(c)           Tenant’s Work shall be considered substantially complete and the “Substantial Completion Date” shall occur on the first day that all of the following requirements have been met: (i) all work shown and described in Tenant’s Plans, and any modifications thereto approved by Landlord, has been completed, with only punchlist items (i.e., minor details of decoration or mechanical adjustment) excepted; (ii) Tenant’s architect has issued a certificate of substantial completion on the standard AIA form, which has been delivered to Landlord; (iii) all electrical, mechanical, plumbing and HVAC facilities installed by Tenant are functioning properly;  (iv) the Premises are reasonably free of debris and construction materials, (v) all required governmental inspections have been successfully completed and a certificate of occupancy has been issued permitting occupancy and use of the Premises by Tenant for the Permitted Uses; and (vi) Tenant has obtained and delivered to Landlord all of the documents listed in Paragraph H of Exhibit C.

(d)           Provided this Lease is in full force and effect, then, subject to the provisions of the following paragraph, Landlord will provide Tenant with an improvement allowance (the “Landlord’s Contribution”) equal to the lesser of (i) $98,588.00, or (ii) the actual cost of Tenant’s Work, as evidenced by the invoices submitted by Tenant establishing such cost. For purposes of this Section 3.3, the “cost” of Tenant’s Work shall mean all fees and expenses of Tenant’s architectural and engineering professionals in connection with Tenant’s Work; all contractor charges for labor, materials, general conditions and contractor’s overhead and profit; permitting fees; and fees paid to independent construction managers, if any.

(e)           Tenant may requisition Landlord for payment of Landlord’s Contribution, in one or more installments, but not more often than once per calendar month, provided that Landlord may withhold ten percent (10%) of the amount of each requisition paid prior to the Substantial Completion Date (hereinafter “Progress Payments”) until the Final Payment (hereinafter

defined).Each requisition for a Progress Payment shall include (i) a detailed breakdown of the costs of Tenant’s Work and other reimbursable costs incurred to the date of the requisition, (ii) a copy of each Application for Payment from Tenant’s contractor for the contractor’s costs and charges to be reimbursed by the Progress Payment, (iii) copies of invoices from Tenant’s architect, supplier(s) and others, as applicable, for all costs of Tenant’s Work (to the extent not submitted with a prior requisition), (iv) a copy of the Certificate for Payment (substantially on the AIA form) issued by Tenant’s Architect with respect to the contractor’s Application for Payment, including a certification from Tenant’s architect that all of the construction work to be reimbursed by the Progress Payment has been completed in accordance with the approved Tenant’s Plans, and (v) waivers and releases of liens from all parties providing labor or materials covering the work to be paid for by the Progress Payment and all prior work. Landlord shall make each Progress Payment to Tenant within thirty (30) days after Landlord’s receipt of a Progress Payment requisition with all required supporting documentation, unless, within such period, Landlord notifies Tenant of its rejection of all or part of such requisition, specifying the reasons therefor. If Landlord so notifies Tenant, then Landlord shall pay to Tenant all amounts as to which Landlord does not make objection, and shall pay to Tenant the amounts withheld by Landlord within ten (10) Business Days after reasonable satisfaction of such objections.

(f)            After the occurrence of the Substantial Completion Date, Tenant may submit a requisition to Landlord for payment of the balance of Landlord’s Contribution and all retained amounts (the “Final Payment”). Such requisition shall include (i) a final, detailed breakdown of all of the costs of Tenant’s Work and other reimbursable costs, (ii) all of the documentation required by clauses (ii), (iii) (iv) and (v) of the preceding paragraph to the extent not previously provided, and (iii) a certification from Tenant’s chief financial officer that Tenant has made full payment for all of the work and other items covered by the prior Progress Payments. Landlord shall make the Final Payment to Tenant as provided in the last two sentences of the preceding paragraph.

(g)           Notwithstanding any provision of this Section 3.3 to the contrary, Landlord shall not be required to make payment of Landlord’s Contribution with respect to any requisition (whether for a Progress Payment or the Final Payment) submitted later than three hundred and sixty (360) days after the Date of this Lease or at any time there exists a Default of Tenant (as defined in Section 8.1).

3.4           Construction Representatives.  Both Landlord and Tenant shall appoint one individual as its “Construction Representative” who is authorized to act on its behalf in connection with any matters arising pursuant to this Article 3.  The Construction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party’s Construction Representative or by notice from Landlord or Tenant pursuant to Section 10.1.  The initial Construction Representatives shall be Lynn Schemmel (Landlord) and Steven Kemper (Tenant).  Notwithstanding Section 10.1, any notices or other communication under this Article 3 may be made by letter or other writing sent by U.S. mail, facsimile or email, provided the communication is made by one party’s Construction Representative to the other party’s Construction Representative.

Article 4

Rent, Additional Rent, Insurance and Other Charges

4.1           The Annual Fixed Rent. Tenant’s obligation to pay Annual Fixed Rent shall begin on the Rent Commencement Date. Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed by Landlord, without offset, abatement (except as provided in Article 7), deduction or demand. Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, at the Original Address of Landlord, or at such other place as Landlord shall from time to time designate by notice, by check drawn on a domestic bank.

Annual Fixed Rent for any partial month shall be prorated on a daily basis (based on a 365 day year), and if Annual Fixed Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Annual Fixed Rent commences and shall be equal to such pro-rated amount plus the installment of Annual Fixed Rent for the succeeding calendar month.

4.2           Additional Rent.  Tenant covenants and agrees to pay Tenant’s Percentage (6.69% as of the Date of this Lease) of Taxes and Operating Costs as provided in Section 4.3 and 4.4, and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”). Notwithstanding any provision of Section 4.3 or 4.4 to the contrary, Tenant’s obligation to pay Tenant’s Percentage of Taxes and Operating Costs as provided in Sections 4.3 and 4.4 shall commence on the Rent Commencement Date.

4.3           Real Estate Taxes.  Tenant shall pay to Landlord, as Additional Rent, an amount (“Tenant’s Tax Share”) equal to Tenant’s Percentage of the Taxes (as hereinafter defined) due (or estimated to be due by governmental authority) for any fiscal tax period (a “Tax Year”) during the term hereof.  Except as otherwise provided in the immediately following paragraph, Tenant shall pay Tenant’s Tax Share to Landlord at least ten (10) days prior to the date or dates within any year during the term hereof that the same, or any fractional share thereof, shall be due and payable to any governmental authority responsible for collection of same (as stated in a written notice to Tenant given at least twenty (20) days prior to the date or dates any such payment shall be due, which notice shall set forth the manner of computation of any Tenant’s Tax Share due from Tenant), except that such payment shall be made to Landlord not later than ten (10) days after such notice to Tenant, if such notice is given subsequent to the date twenty (20) days prior to the date the same is due and payable as aforesaid.

At Landlord’s election, Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Tax Share, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to Tenant’s Tax Share, as reasonably estimated by Landlord from time to time on account of Taxes for the then current Tax Year.  If the total of such monthly remittances for any Tax Year is greater than Tenant’s Tax Share for such Tax Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Taxes (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than Tenant’s Tax Share for such Tax Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord.

If, after Tenant shall have made all payments due to Landlord pursuant to this Section 4.3, Landlord shall receive a refund of any portion of Taxes as a result of an abatement of such

Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant Tenant’s Percentage of that percentage of the refund (after first deducting any expenses, including attorneys’, consultants’ and appraisers’ fees, incurred in connection with obtaining any such refund) which equals the percentage of the applicable Tax Year included in the term hereof, provided however, in no event shall Tenant be entitled to receive more than the sum of payments actually made by Tenant on account of Taxes with respect to such Tax Year.

In the event that the Rent Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Tax Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Tenant’s Tax Share which may be otherwise payable by Tenant as provided in this Section 4.3 shall be pro-rated on a daily basis based on a 365 day Tax Year.

The term “Taxes” shall mean all taxes, assessments, excises and other charges which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed at any time during the term by any governmental authority upon or against the Complex, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon.  If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes then assessed or levied on the Complex, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, income or excess profits taxes assessed on Landlord or taxes or penalties specifically assessed against other tenants of the Complex. Taxes also shall include all court costs, attorneys’, consultants’ and accountants’ fees, and other expenses incurred by Landlord contesting Taxes through and including all appeals.  Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

Tenant shall also pay to Landlord, upon demand, as Additional Rent, such portion of all Taxes levied or assessed against Landlord or the Complex which are attributable to the value of any leasehold improvements installed by or on behalf of Tenant in the Premises.

4.4           Operating Costs.  Tenant shall pay to Landlord, as Additional Rent, an amount (“Tenant’s Operating Cost Share”) equal to Tenant’s Percentage of Operating Costs (as hereinafter defined) paid or incurred by Landlord in any twelve-month period established by Landlord (an “Operating Year”).  Except as otherwise provided in the immediately following paragraph Tenant shall pay Tenant’s Operating Cost Share to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized year-end statement thereof, prepared, allocated and computed in accordance with then prevailing customs and practices of the real estate industry in the San Diego area, consistently applied.

At the election of Landlord, Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Operating Cost Share, such monthly amounts to be sufficient to provide to Landlord, by the end of each

Operating Year, a sum equal to Tenant’s Operating Cost Share for such Operating Year, as reasonably estimated by Landlord from time to time during such Operating Year.  If, at the expiration of each Operating Year in respect of which monthly instalments of Tenant’s Operating Cost Share shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Tenant’s Operating Cost Share for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Costs (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than Tenant’s Operating Cost Share for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so notified by Landlord and provided with the year-end statement of Operating Costs.

In the event that the Rent Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year or Tenant’s Percentage shall be modified during any Operating Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Tenant’s Operating Cost Share which may be payable by Tenant as provided in this Section 4.4 shall be pro rated on a daily basis based on a 365 day Operating Year.

The term “Operating Costs” shall include all costs and expenses paid or incurred for the operation, cleaning, management, maintenance, repair, replacement, upkeep and security of the common areas and common facilities and equipment of the Complex, including the structural and exterior portions of the Buildings (collectively, the “Common Areas”), including, without limitation:

(a)           all salaries, wages, fringe benefits, payroll taxes and worker’s compensation insurance premiums related thereto and all other costs paid or incurred with respect to employment of personnel engaged in operation, administration, cleaning, maintenance, repair, upkeep and security of the Common Areas, including, without limitation, supervisors, property managers, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers;

(b)           the cost of utilities consumed in connection with the operation, repair and maintenance of the common areas, and the cost of water (and associated sewer charges) provided to the Complex (including water provided to the tenants);

(c)           all costs, including supplies, material and equipment costs, for cleaning the Common Areas (including, without limitation, trash removal and exterior window cleaning), and landscaping;

(d)           the cost of replacements for tools and other similar equipment used in repair, maintenance, cleaning, protection and security of the Common Areas, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Complex and such other properties;

(e)           all costs and premiums for fire, casualty, rental income, liability and such other insurance as may be maintained from time to time by Landlord with respect to the Complex and premiums for fidelity bonds covering persons having custody or control over funds or other property of Landlord;

(f)            all costs of maintenance, repair, operation, administration, and protection of the Common Areas, including structural repairs and replacement of equipment (other than repairs for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others), necessary to keep the Complex in good working order, repair, appearance and condition (including, without limitation, fees, if any, imposed upon Landlord, or charged to the Complex, by the state or municipality in which the Complex is located on account of the need for increased or augmented public or life safety services;

(g)           all costs incurred in connection with the administration and supervision of all matters referred to in items (a) through (f) hereof and in performing Landlord’s obligations under Article 5, including Landlord’s office overhead costs provided that, if any such administrative or supervisory personnel are also employed on or provide service to other property of Landlord, such cost of compensation shall be suitably prorated among the Complex and such other properties;

(h)           payments under all service contracts relating to matters referred to in Items (a) through (g) hereof;

(i)            a management fee of up to three percent (3%) of gross rents payable by tenants of the Complex;

(j)            attorney’s fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or in the preparation of leases) and auditing and other professional fees and expenses; and

(k)           CC&R (as defined in Section 6.12) assessments and dues.

Notwithstanding the foregoing, Operating Costs shall not include any costs directly related to the negligence of Landlord or any other tenant of the Complex.

If, during the term of this Lease, Landlord shall make any capital expenditure (as determined in accordance with generally accepted accounting principals) that is an Operating Cost, Landlord shall include in Operating Costs for the Operating Year in which such expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge-off of such capital expenditure. Annual charge-offs shall be equal to the level payments of principal and interest necessary to amortize the original capital expenditure over the useful life of the improvement, repair, alteration or replacement made with the capital expenditure using an interest rate reasonably determined by Landlord as being the interest rate being charged at the time of the original capital expenditure for long-term mortgages by institutional lenders on like properties within the San Diego area; and the useful life shall be determined reasonably by Landlord in accordance with then prevailing customs and practices of the real estate industry in the San Diego area, consistently applied.

In addition, if during any portion of any Operating Year for which Operating Costs are being computed, less than ninety five percent (95%) of the rentable area of the Complex was leased to tenants or if Landlord is supplying less than ninety five percent (95%) of the rentable area of the Complex with the services and utilities being supplied hereunder, Landlord will reasonably project, on an item-by-item basis, the Operating Costs that would have been incurred if one hundred percent (100%) of the Complex were occupied for such Operating Year and such services and utilities were being supplied to one hundred percent (100%) of the rentable area of the Complex, and such projected amount shall, for the purposes hereof, be deemed to be the Operating Costs for such Operating Year.  For purposes of the “gross up” provision contained in this paragraph, Landlord shall only increase Operating Costs which by their nature vary based on the occupancy of the Complex.  Landlord shall not increase those Operating Costs which by their nature are fixed independently of the level of occupancy of the Complex.

4.5           Personal Property and Sales Taxes.  Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant and all taxes on the sales of services or inventory, merchandise and any other goods by Tenant in or upon the Premises.

4.6           Insurance.  Tenant shall, at its expense, take out and maintain, from the date upon which Tenant first enters the Premises for any reason, and throughout the term and thereafter so long as Tenant is in occupancy of any part of the Premises, the following insurance:

(a)           Commercial general liability insurance (on an occurrence basis, including without limitation, broad form contractual liability, bodily injury, property damage, fire legal liability, and products and completed operations coverage) under which Tenant is named as an insured and Landlord and Landlord’s Agent (and the holder of any mortgage on the Building or the Complex, as set out in a notice from time to time) are named (on a 1993 ISO CGL Form or its equivalent) as additional insureds as their interests may appear, in an amount which shall, at the beginning of the term, be at least equal to the Commercial General Liability Insurance Limits, and, which, from time to time during the term, shall be for such higher limits, if any, as Landlord shall determine to be customarily carried in the area in which the Premises are located at property comparable to the Premises and used for similar purposes;

(b)           Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises; and

(c)           So-called “special form” property insurance on a “replacement cost” basis with an agreed value endorsement covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant or any party claiming under Tenant and all improvements and betterments to the Premises performed at Tenant’s expense.

All such policies shall contain deductibles not in excess of that reasonably approved by Landlord, shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from responsible companies qualified to do business and in good standing in the State of California, which companies shall have a general policy holder’s rating in Best’s of at least A+ X or otherwise acceptable to Landlord.  A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate (on ACORD Form 27 or its equivalent) of the insurer, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Each such policy shall be non-cancellable and not materially changed with respect to the interest of Landlord and such mortgagees of the Building or the Complex (and others that are in privity of estate with Landlord of which Landlord provides notice to Tenant from time to time) without at least thirty (30) days’ prior written notice thereto.  Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it provided that such blanket policy shall reference the Premises, and shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Lease.  Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant hereunder.

Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party.  The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant.  If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission from such insurance companies.

Subject to the provisions of the preceding paragraph, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage excluding any deductible amounts, to the extent such damage is actually covered or would have been covered by policies of insurance required by this Lease to be carried by the respective parties hereunder.  In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against Landlord for any property loss.

4.7           Utilities.  Except for Landlord’s obligations under Article 5 to furnish domestic water to the Premises and to repair and maintain the common utility systems serving the Complex, Tenant shall make its own arrangements for the installation and provision of all utilities with respect to the Premises, including, without limitation, electricity (including electricity to operate the heating ventilation and air-conditioning (“HVAC”) equipment serving the Premises), and Landlord shall be under no obligation to install any utility system in addition to those existing as of the Date of this Lease or to furnish any utilities to the Premises. Landlord hereby confirms that HVAC is furnished to the Premises by the roof-top HVAC units identified as CH-1, AH-1, GE-2, AC-1 and AC-3, and that such units shall serve the Premises exclusively. All utilities furnished to the Premises shall be separately metered, and, except for the cost to separately meter the electrical service as provided in Section 3.2, the cost of installing, maintaining and repairing each separate metering device shall be borne by Tenant. Tenant shall contract directly for each utility service furnished to the Premises and shall pay all charges for said utilities when due. Landlord shall in no way be liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of electricity, water or any other utility, or if the quantity or character of any utility is no longer available from the utility company or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease

4.8           Late Payment of Rent.  If any installment of Annual Fixed Rent or Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4).  In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than ten (10) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or ten percent (10%) of the delinquent amount.  The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this Lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full ten (10) days after demand by Landlord.

4.9           Security Deposit.  Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit.  The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant.  The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.  Tenant shall cause the Security Deposit to be maintained throughout the term in the amount set forth in Section 1.1.

Tenant shall have the right to post the Security Deposit in the form of a letter of credit (the “Letter of Credit”), which shall (a) be unconditional and irrevocable and otherwise in form and substance reasonably satisfactory to Landlord; (b) permit multiple draws; (c) be issued by a commercial bank reasonably acceptable to Landlord from time to time; (d) be made payable to, and expressly transferable and assignable by, Landlord; (e) be payable at sight upon presentment of a sight draft accompanied by a certificate of Landlord stating either that Tenant is in default under this Lease or that Landlord is otherwise permitted to draw upon such Letter of Credit under the express terms of this Lease, and the amount that Landlord is owed (or is permitted to draw) in connection therewith; and (f) shall expire ninety (90) days following the expiration of the term of this Lease. Tenant shall maintain the Letter of Credit in the amount of the Security Deposit. Any fee or other charge payable in connection with a transfer or assignment of the Letter of Credit by Landlord shall be paid by Tenant to the issuing bank upon demand of Landlord, and if not so paid by Tenant, then such fee or charge may be paid by Landlord and Tenant shall reimburse Landlord therefor as Additional Rent. Notwithstanding anything in this Lease to the contrary, any grace period or cure periods which are otherwise applicable under Section 8.1 hereof, shall not apply to any of the foregoing, and, specifically, if Tenant fails to comply with the requirements of subsection (f) above or if Tenant shall fail to maintain the Letter of Credit in the full amount of the Security Deposit after any draw thereon by Landlord, Landlord shall have the immediate right to draw upon the Letter of Credit in full and hold the proceeds thereof as a cash security deposit.  Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation.  If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of the issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute Letter of Credit within ten (10) days after Landlord’s demand therefor (with no other notice, or grace or cure period being applicable thereto) shall entitle Landlord immediately to draw upon the existing Letter of Credit in full, without any further notice to Tenant.  Landlord may use, apply or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply or retain any cash security deposit, as set forth herein.  Landlord may draw on the Letter of Credit, in whole or in part, at Landlord’s election.  If Landlord draws against the Letter of Credit, Tenant shall, within five (5) days after notice from Landlord, provide Landlord with either an additional Letter of Credit in the amount so drawn or an amendment to the existing Letter of Credit restoring the amount thereof to the amount initially provided.  Tenant hereby agrees to cooperate promptly, at its expense with Landlord to execute and deliver to Landlord any modifications, amendments and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions hereof.

If the Annual Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid for ten (10) days or more or should Landlord make any payment on behalf of the Tenant pursuant to the terms of this Lease, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without notice or prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply so much of the Security Deposit as may be necessary to compensate Landlord toward the payment of Annual Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach by Tenant; and Tenant shall forthwith upon demand restore the Security Deposit to the amount stated in Section 1.1.  Notwithstanding the foregoing, upon the application by Landlord of all or any portion of the Security Deposit (with or without notice thereof to Tenant) to compensate Landlord for a failure by Tenant to pay any Annual Fixed Rent or Additional Rent when due or to perform any other obligation hereunder, and until Tenant shall have restored the Security Deposit to the amount required by Section 1.1, Tenant shall be deemed to be in default in the payment of Additional Rent for purposes of Section 8.1(a) hereof.  So long as Tenant shall not be in default of its obligations under this Lease, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms of this Section 4.9 (and less any amount Landlord shall estimate shall be due from Tenant following year-end reconciliation of Operating Costs and Taxes), to Tenant promptly following the expiration or earlier termination of the term of this Lease and the surrender of possession of the Premises by Tenant to Landlord in accordance with the terms of this Lease.  While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds.  If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and Tenant shall look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 4.9 and the return thereof in accordance herewith.  The holder of a mortgage on the Complex shall not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such holder actually receives the Security Deposit.

Article 5

Landlord’s Covenants

5.1           Common Area Maintenance and Lighting.  Landlord shall provide cleaning, maintenance and landscaping to the exterior areas of the Complex (including exterior window washing) in accordance with standards generally prevailing throughout the term hereof in comparable office parks in the San Diego area, and shall provide lighting to the exterior common areas of the Complex.

5.2           Water.  Landlord shall furnish water for ordinary drinking, lavatory and toilet facilities.  If Tenant uses a disproportionate amount of water as compared to other tenants of the Building, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes.  In the latter event, Tenant shall pay the cost of the meter and the reasonable cost of installation thereof and shall keep such meter and installation equipment in good working order and repair.  Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and if Tenant shall fail to make such payment, Landlord may pay such charges and collect the same from Tenant as Additional Rent. If any other Tenant of the Complex uses a disproportionate share of the water, Tenant shall not be charged for such other tenant’s disproportionate use.

5.3           Repairs.  Except as otherwise expressly provided herein, Landlord shall make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Buildings, to the walkways, landscaped areas and parking lots of the Complex, and to the common pipes, conduits and utility lines of the Complex required to deliver electricity, water and sewer service to the Buildings as may be necessary to keep them in good repair and condition (exclusive of repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).  In no event shall Landlord ever be liable or accountable to Tenant for loss of light or view occasioned by alteration or construction of buildings or structures adjacent to the Building or the Complex.

5.4           Repair Cost Waiver.  Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a), or any successor statutes, to deduct repair costs from rent or terminate this Lease as a result of any failure by Landlord to perform its maintenance or repair obligations.

5.5           Interruption.  Landlord shall be under no responsibility or liability for failure, interruption or unavailability of any services, facilities, utilities, repairs or replacements or inability to provide access or inability to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant’s servants, agents, employees or licensees or for any other cause beyond the reasonable control of Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

Landlord reserves the right to deny access to the Building and to interrupt the services of the, plumbing, electrical or other utilities, systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed.  Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days’ notice if service is to be interrupted, except in cases of emergency.

5.6           Outside Services.  In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior approval of Landlord for the installation and/or utilization of such services.  Such services shall include, but shall not be limited to, television, so-called “canned music” services, security services, catering services and the like.  In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant’s sole cost, risk and expense.

5.7           Access to Building.  Subject to Section 5.5, Tenant shall have access to the Premises at all times. Tenant acknowledges that Tenant is responsible for regulating access to the Premises by its personnel, invitees and others (subject to Landlord’s rights of entry as provided in this Lease and by law) and for providing security to the Premises after the Commencement Date and for its own personnel and invitees whenever located therein. Landlord agrees that Tenant may install a security system in the Premises subject to Landlord’s approval, not to be unreasonably withheld. If Tenant shall install any such security system, Tenant shall provide Landlord with such access cards, security codes and/or other items or information necessary to permit Landlord to access the Premises to perform its obligations and exercise its rights under this Lease.

5.8           Parking.  During the term of this Lease, Tenant shall be entitled to use, without charge, parking spaces in the surface parking lots of the Complex (the “Parking Facilities”) as follows:

(a)           Tenant shall be entitled to use 24 reserved parking spaces in the Parking Facilities, provided that six (6) such spaces shall be made available to Tenant as of the Commencement Date, and additional six (6) such spaces shall be made available to Tenant not later than the Rent Commencement Date, and the remaining ten (12) such spaces shall be made available to Tenant not later than December 31, 2005. In the event Tenant leases additional space in the Building pursuant to Section 2.5, then Tenant shall have the right to use, in addition to the foregoing twenty-two (24) parking spaces, 3.4 parking spaces per 1,000 rentable square feet of such additional space, rounded down to the nearest whole number. All of Tenant’s parking spaces hereunder shall be reserved to Tenant’s exclusive use and each of said parking spaces shall be prominently marked as being for DexCom, Inc.

(b)           Tenant shall use the Parking Facilities for the parking of passenger vehicles only. No vehicles shall be left in the Parking Facilities overnight, excluding employees working night shifts.

(c)           Landlord reserves the right to implement and modify systems to regulate access to and use of the Parking Facilities, including, without limitation, parking passes, parking stickers, and card key access, or any other system reasonably designated by Landlord.

(d)           Tenant acknowledges that Landlord is not required to provide any policing, security or security services for the Parking Facilities. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against all claims, loss, cost, or damage arising out of the use by Tenant and its employees and invitees of the Parking Facilities.

(e)           Landlord reserves the right to designate and redesignate reserved and unreserved parking areas within the Parking Facilities;  to change the location of some of Tenant’s reserved parking spaces, to reasonably change entrances or exits and alter traffic flow within the Parking Facilities, and to reasonably modify the Parking Facilities. Notwithstanding the foregoing, Tenant’s reserved parking spaces shall always be in reasonably close proximity to the Building and the number of reserved parking spaces to which Tenant is entitled hereunder shall not be permanently reduced.

(f)            Tenant shall cause its employees and invitees to comply with any rules and regulations pertaining to the Parking Facilities established by Landlord from time to time.

Article 6

Tenant’s Additional Covenants

6.1           Affirmative Covenants:  Tenant shall do the following:

6.1.1      Perform Obligations.  Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant.

6.1.2      Use. Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and only to the extent permitted by zoning and other land use ordinances and regulations, and for no other purpose and from time to time procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense. The Permitted Uses shall expressly exclude use for utility company offices, or employment agency or governmental or quasi-governmental offices.

Tenant acknowledges that the Premises are subject and subordinate to those certain covenants, conditions and restrictions recorded at Series/Instrument #80-317016, of the Official Records of San Diego County, California, on September 29, 1980, a copy of which Tenant acknowledges has been delivered to it (the “CC&R’s”).  Tenant acknowledges that it has read the CC&R’s and knows the contents thereof.  Throughout the term, Tenant shall faithfully and timely perform and comply with the CC&R’s and any modification or amendments thereto provided to Tenant, including the payment by Tenant of any periodic or special dues or assessments against the Premises.

Tenant shall, at Tenant’s sole cost and expense, take all action, including any alterations necessary to comply with the requirements of the Americans With Disabilities Act of 1990 (the

“ADA”), which shall arise from Tenant’s particular use of the Premises, or any installations in the Premises, or required by a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such requirements shall now be in effect or hereafter enacted. Landlord shall perform any work necessary for the Common Areas of the Complex to comply with Title III of the ADA, to the extent such work is not Tenant’s obligation pursuant to the preceding sentence. The cost of any such work for which Landlord is obligated shall be included as an Operating Cost. Landlord represents that to the best knowledge of Landlord, the common areas of the Complex are currently in material compliance with Title III of the ADA.

6.1.3      Cleaning, Repair and Maintenance. Tenant shall contract directly for daily cleaning of the Premises and other janitorial services, maintain the Premises in neat and clean order and condition, and perform all repairs to the Premises and all fixtures, systems and equipment therein (including Tenant’s equipment and other personal property and any HVAC equipment serving all or any portion of the Premises, wherever located) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken.

Tenant agrees that Landlord shall have no obligation to handle or dispose of any of (a) Hazardous Materials (as hereinafter defined) or any radioactive, volatile, highly flammable, explosive or toxic or hazardous materials, (b) needles, syringes, lancets, similar sharp objects or contaminated glassware, (c) blood products, (d) body fluids, (e) human or animal tissue and (f) any materials identified in California Administrative Code Sections 66680-66685 et seq., any item identified in clauses (a) through (f), above, hereinafter referred to as “Excepted Waste”. Tenant agrees that the handling and disposal of Excepted Waste shall be the sole responsibility of Tenant and Tenant shall contract directly for the handling and disposal of Excepted Waste, at Tenant’s sole cost and expense. Tenant is prohibited from placing, disposing or discarding Excepted Waste with the ordinary trash of the Building. Title to and liability for any Excepted Waste shall, at all times, remain with Tenant, and Tenant agrees to indemnify and hold Landlord and Landlord’s mortgagee(s) harmless from any and all liability relating to or arising from Tenant’s use, handling or disposal of Excepted Waste.

6.1.4      Compliance with Law.  Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or other portions of the Complex and arising out of any use being conducted in or on the Premises or arising out of any work performed by Tenant, except that Tenant may (but only so long as (i) Landlord shall not be subject to any fine or charge, (ii) neither the Complex nor any portion thereof shall be subject to being condemned or vacated and (iii) neither the Complex nor any portion thereof shall be subject to any lien or encumbrance) defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord assurance or security against any loss, cost or expense on account thereof in form and amount acceptable to Landlord.

Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), dated within thirty (30) days of the expiration or sooner termination of the Lease term and for which the testing shall be performed not earlier than thirty (30) days prior to the date of the Environmental Report and only after Tenant shall have vacated the Premises, from an engineer reasonably acceptable to Landlord, concluding, subject to customary limitations and standards that the Premises do not contain any hazardous materials except those (if any) (i) which are properly stored by Tenant in compliance with laws and which shall be removed from the Premises by Tenant on or before the expiration of the Lease Term, (ii) which were contained in the Premises prior to the Commencement Date, or (iii) which have migrated to the Premises from other premises not owned or occupied by Tenant.  An “Environmental Report” shall be a so-called “Phase I” report or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would customarily follow any discovery contained in such initial report.  Tenant shall also, at its sole cost and expense, prior to the expiration or sooner termination of the term hereof, provide Landlord with evidence that it has performed all work or activities and obtained all governmental permits, approvals and findings required for Tenant to cease conducting all operations from the Premises.  If Tenant shall fail to provide such evidence on or before the date of the expiration or sooner termination of the term hereof, then until such evidence is provided, it shall be a holding over by Tenant notwithstanding that Tenant may have physically vacated the Premises.

6.1.5      Indemnification.  Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, attorneys’ fees) incurred in connection with or arising from:  (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any matter occurring on the Premises during the term; (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (iv) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Complex under the express or implied invitation of Tenant unless due to the negligence of Landlord or other Complex tenants.  If any action or proceeding is brought against Landlord or its employees or Landlord’s agents or their employees by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same, at Tenant’s expense, with counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing in no event shall this Subsection 6.1.5 require Tenant to indemnify or defend Landlord or its employees or Landlord’s agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the negligence or wilful misconduct of Landlord or its employees or Landlord’s agents or their employees or other tenants of the Complex.

6.1.6      Landlord’s Right to Enter.  Tenant hereby grants to Landlord and its agents and invitees the right to enter into and examine the Premises at reasonable times and to show the Premises to prospective lessees, lenders, partners and purchasers and others having a bonafide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

6.1.7      Personal Property at Tenant’s Risk.  Tenant hereby assumes all risk of loss, damage or destruction to all furnishings, fixtures, equipment, effects and property of every kind, nature and description brought to the Premises or installed in the Premises by or on behalf of Tenant or any person claiming by, through or under Tenant.  If the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, Tenant shall hold harmless and indemnify Landlord from and against any and all injury, loss, damage or liability to Tenant and all other persons or entities arising out of said loss or damage.

6.1.8      Payment of Landlord’s Cost of Enforcement.  Tenant shall pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

6.1.9      Yield Up.  Tenant shall, at the expiration or earlier termination of the term of this, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such installations (including wiring and cabling installed by Tenant, wherever located), alterations and improvements made (or if applicable, restore any items removed) by or on behalf of Tenant as Landlord may request and all Tenant’s signs wherever located; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations, alterations and improvements made by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease.  Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration or earlier termination of the term of this Lease and prior to the performance by Tenant of its obligations under this Subsection 6.1.9.  Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure or delay in surrendering the Premises as above provided. Notwithstanding the preceding provisions of this Section 6.1.9, except for cabling installed by Tenant, which Tenant shall remove if Landlord does not require the same to be sealed and surrendered as hereinabove provided, Tenant shall not be required to remove alterations made by it in the Premises if (i) Tenant’s request for Landlord’s consent to make such alterations, contains a statement in capital letters in not less than 14 point type advising Landlord that Landlord shall be deemed to have waived its right to require removal of such alterations at the end of the term unless Landlord, at the time Landlord gives it consent, notifies Tenant that removal at the end of the term is required, and (ii) Landlord does not so notify Tenant.

6.1.10    Rules and Regulations.  Tenant shall observe and abide by the Rules and Regulations of the Complex set forth as Exhibit B, as the same may from time to time be amended, revised or supplemented (the “Rules and Regulations”).  Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant.  The failure of Landlord to enforce any of the Rules and Regulations against Tenant, or against any other tenant or occupant of the Complex, shall not be deemed to be a waiver of such Rules and Regulations.  Tenant shall be liable for all injuries or damages sustained by Landlord or Landlord’s agents or by other tenants, occupants or invitees of the Building arising by reason of any breach of the Rules or Regulations by Tenant or by Tenant’s agents or employees.

6.1.11    Estoppel Certificate.  Tenant shall, within ten (10) days’ following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease.  Any such statement delivered pursuant to this Subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Building or the Complex, or any prospective assignee of such mortgage.

6.1.12    Landlord’s Expenses Re: Consents.  Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.1.13    Financial Information.  Tenant shall provide Landlord with such information as to Tenant’s financial condition and/or organizational structure as Landlord or the holder of any mortgage on the Building or the Complex requires, within fifteen (15) days of request, provided that Landlord and any other party given such information shall have signed a commercially reasonable non-disclosure and confidentiality agreement.

6.2           Negative Covenants.  Tenant shall not do the following:

6.2.1      Assignment and Subletting.  Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting, except as hereinafter provided.  Unless Tenant’s stock shall be traded on a domestic national securities exchange, any transfer of the stock or partnership or beneficial interests or other evidences of ownership of Tenant or the issuance of additional stock or partnership or beneficial interests or other indicia of ownership in Tenant or any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant’s assets are transferred to any other entity shall be deemed to be an assignment of this Lease.

Notwithstanding the foregoing, Tenant may, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, assign its interest in this Lease (a

“Permitted Assignment”) to (i) any entity which shall be a successor to Tenant either by merger or consolidation (a “Merger”) or to a purchaser of all or substantially all of Tenant’s assets in either case provided the successor or purchaser shall have a tangible net worth, after giving effect to the transaction, of not less than the greater of the net worth of Tenant named in Section 1.1 as of the Date of this Lease or the net worth of Tenant named in Section 1.1 immediately prior to such Merger or sale (the “Required Net Worth”) or (ii) any entity (an “Affiliate”) which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of the named Tenant set forth in Section 1.1, in either case of (i) or (ii) only so long as (I) the principal purpose of such assignment is not the acquisition of Tenant’s interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate) and is not made to circumvent the provisions of this Section 6.2.1, (II) except if pursuant to a Merger permitted by clause (i) above, Tenant shall, contemporaneously with such assignment, provide Landlord with a fully executed counterpart of any such assignment, which assignment shall comply with the provisions of this Section 6.2.1 and shall include an agreement by the assignee in form reasonably satisfactory to Landlord, to be bound by all of the terms of this Lease, (III) in the case of an actual or deemed assignment pursuant to clause (i), Tenant shall provide Landlord, not less than ten (10) days in advance of any such assignment, evidence reasonably satisfactory to Landlord of the Required Net Worth of the successor or purchaser, and (IV) there shall not be a Default of Tenant at the effective date of such assignment.  Tenant shall also be permitted, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, to enter into any sublease (a “Permitted Sublease”) with any Affiliate provided that such sublease shall expire upon any event pursuant to which the sublessee thereunder shall cease to be an Affiliate.  Any assignment to an Affiliate shall provide that it may, at Landlord’s election, be terminated and deemed void if during the term of this Lease such assignee or any successor to the interest of Tenant hereunder shall cease to be an Affiliate.

In the event that Tenant shall intend to enter into any sublease or assignment other than a Permitted Sublease or Permitted Assignment, then Tenant shall, not sooner than ninety (90) days prior to the proposed commencement of such sublease or assignment, give Landlord notice of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment and such other information as the Landlord may reasonably request.  In such case Landlord may elect (a) to terminate the term of this Lease if Tenant intends to assign this Lease, or to sublease (including expansion options) more than fifty percent (50%) of the Premises for a term (including extension options) of more than half of the remaining term hereof or (b) to exclude from the Premises, for the term of such proposed sublease, the portion thereof to be sublet if the conditions set forth in (a) do not prevail, by giving notice to Tenant of such election not later than thirty (30) days after receiving notice of such intent from Tenant.  If Landlord shall give such notice within such thirty (30) day period, upon the later to occur of (A) the proposed date of commencement of such proposed sublease or assignment, or (B) the date which is thirty (30) days after Landlord’s notice, the term of this Lease shall terminate or the Premises shall be reduced to exclude the potion of the Premises intended for subletting, in which case Annual Fixed Rent and Tenant’s Percentage shall be correspondingly reduced.  If Landlord shall give its consent, Tenant may enter into such sublease or assignment on the terms and conditions set forth in such notice from Tenant within one hundred twenty (120) days of the initially proposed sublease commencement date.  If Tenant shall not enter into such sublease or assignment within such period and shall still desire to enter into any sublease or assignment, or if Tenant shall change the terms and conditions thereof following the date of Tenant’s notice to Landlord, the first sentence of this paragraph shall again become applicable.

If this Lease is assigned or if the Premises or any part thereof are sublet (or occupied by any party other than Tenant and its employees) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

Any sublease of all or any portion of the Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Sections 4.1, 4.3 or 4.4 or any obligation relating solely to those portions of the Premises which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder, that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises; and that Landlord shall be an express beneficiary of any such obligations, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Complex, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease unless consented to by Landlord and such mortgagee or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually received by Landlord, (f) be bound by any obligation to make any payment to such subtenant or grant any credits unless specifically agreed to by Landlord and such mortgagee, (g) be responsible for any monies owing by Landlord to the credit of Tenant or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1.

Tenant shall not enter into, nor shall it permit any person having an interest in the possession, use, occupancy or utilization of any part of the Premises to enter into, any sublease, license, concession, assignment or other agreement for use, occupancy or utilization of the Premises (i) which provides for rental or other compensation based on the income or profits derived by any person or on any other formula such that any portion of such sublease rental, or other consideration for a license, concession, assignment or other occupancy agreement, would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code or any similar or successor provision thereto, or would otherwise disqualify Landlord for treatment as a real estate investment trust under Sections 856-869 of the Internal Revenue Code, (ii) under which fifty percent (50%) or more of the total rent or other compensation received by Tenant is attributable to personal property or (iii) which would otherwise be subject to the prohibitions of Section 406 of ERISA or result in imposition of any tax pursuant to Section 511 or Section 4975 of the Internal Revenue Code; and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffectual as a conveyance of any right or interest in the possession, use, occupancy or utilization of such part of the Premises.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment.  The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.  No assignment, subletting or occupancy shall affect the Permitted Uses.  Any subletting, assignment or other transfer of Tenant’s interest in this Lease in contravention of this Subsection 6.2.1 shall be voidable at Landlord’s option.  Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises.

If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease (other than a Permitted Assignment of a Permitted Sublease), payable by such assignee or subtenant exceed the Annual Fixed Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay seventy-five percent (75%) of such excess to Landlord, as Additional Rent, payable monthly at the time for payment of Annual Fixed Rent.  Nothing in this paragraph shall be deemed to abrogate the provisions of this Subsection 6.2.1 and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

6.2.2      Nuisance.  Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office uses and biotechnology research and manufacturing); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance or which is liable to render necessary any alteration or addition to the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3      Equipment.  Landlord reserves the right to reasonably prescribe the position of all heavy business machines and equipment, including safes, so as to distribute the weight. Tenant shall not put a load upon any floor of the Premises exceeding 450 pounds per square foot. Business machines and mechanical equipment which cause vibration or noise outside of the Premises shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent such vibration, noise and annoyance to other tenants of the Complex.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, construction materials or fixtures into or out of the Premises without Landlord’s prior consent which consent may include a requirement to provide insurance naming Landlord, and the holder of any mortgage affecting the Complex, as additional insureds, with such coverage and in such amount as Landlord reasonably requires.  If any such safe, machinery, heavy equipment, freight, or fixtures requires special handling, Tenant agrees to employ only persons holding a master rigger’s license to do said work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant and Tenant hereby agrees to exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.  Tenant shall schedule such moving at such times as Landlord shall reasonably designate.

6.2.4      Electricity.  Tenant shall not connect to the electrical distribution system serving the Premises a total load exceeding the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations.

6.2.5      Installations, Alterations or Additions.  Tenant shall make no installations, alterations or additions in, to or on the Premises and shall not permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance.  Notwithstanding anything to the contrary in this Lease (including without limitation Exhibit C), Tenant may make cosmetic changes to the Premises (e.g. changes to carpet and paint) and changes to Tenant’s improvements within the Premises that do not affect the systems or structure of the Building and do not cost more than $10,000.00 for any one job, upon not less than ten (10) days prior written notice to Landlord (which notice shall describe the work to be performed in reasonable detail) without Landlord’s prior consent. With respect to alterations that require Landlord’s prior consent, Landlord shall not unreasonably withhold, condition or delay such consent for alterations that comply with the requirements of Exhibit C, provided that Landlord may, without limitation, withhold its consent to any proposed alterations that (i) are inconsistent with premises devoted to first-class office or biomedical research, development and manufacturing uses, (ii) alter the structural elements or exterior of the Building, (iii) will cause any Operating Cost to materially exceed what is normal for similar premises used for similar uses in the Complex, or (iv) will adversely affect the value or marketability of the Building, as reasonably determined by Landlord.  All work to be performed to the Premises by Tenant (a) shall be performed in a good and workmanlike manner by contractors approved in advance by Landlord and in compliance with the provisions of Exhibit C and all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (b) shall be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and (c) shall become part of the Premises and the property of Landlord without being deemed Additional Rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord’s rights pursuant to Subsection 6.1.9 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof.  Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Complex shall at all times be free of liens for labor and materials, and, at Landlord’s request, Tenant shall furnish to Landlord a bond or other security acceptable to

Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work.  Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, the insurance required by Exhibit D, all with coverage limits as stated therein or such higher limits as shall be reasonably required by Landlord.  In addition, Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or arising out of such work.  Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Building or the Complex based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within three (3) days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien.

Landlord or its representatives shall have the right to post, and keep posted upon the Premises, notices of non-responsibility or such other notices which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises and the Building.  Tenant, before the commencement of any work from which a mechanic’s or materialmen’s lien may arise, shall give to Landlord written notice of Tenant’s intention to commence such work in sufficient time to enable Landlord to post such notices.

Tenant shall not, at any time, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in the Premises, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others.  In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

6.2.6      Signs.  Tenant shall not paint or place any signs or place any awnings, aerials, or the like, visible from outside the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Tenant may also install Except for an entry-door sign approved by Landlord, Tenant shall not install any signs on the exterior of the Building.

So long as (i) there then exists no Default of Tenant, (ii) the Tenant named in Section 1.1 of this Lease (or any successor by merger) and/or any Affiliate shall occupy not less than eighty percent (80%) of the Premises, and (iii) this Lease is still in full force and effect, then Tenant shall have the right, at its sole cost and expense, to install and maintain on each of the monument signs dedicated to the Building a sign identifying Tenant, which shall conform to the CC&R’s and all applicable laws and codes, and shall be subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed. Notwithstanding any provision of this Lease to the contrary, any such monument signage shall be maintained in good repair and condition by Tenant at its sole cost and expense, and Tenant and shall remove such signage upon the expiration or earlier termination of the Lease. Tenant’s rights hereunder to install and maintain monument signage are personal to Tenant and shall not be assignable to any assignee, subtenant or other party except in connection with an assignment of this Lease to a successor to Tenant by merger or acquisition, or a sublease to an Affiliate who shall occupy at least eighty percent (80%) of the Premises.

6.2.7      Abandonment.  Tenant shall not abandon or vacate the Premises during the term.

6.2.8      Hazardous Materials.  Tenant shall not (a) introduce on or transfer to or store on the Premises, the Building or the Complex or use on the Premises, any Hazardous Materials (as hereinafter defined), except such Hazardous Materials in such amounts as are reasonably necessary for the conduct of the Permitted Uses, and then only in compliance with all Environmental and Health Laws (as hereinafter defined) and the terms and conditions of recommendations, policies or requirements of any insurer of the Building or Complex (“Insurance Conditions”); (b) dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises, the Building or the Complex; (c) generate, release, spill or dispose of any Hazardous Materials in or on the Premises, the Building or the Complex, or (d) transfer any Hazardous Materials from the Premises to any other location (except the transfer of such Hazardous Materials expressly permitted to be used on the Premises from the Premises for disposal and then only in compliance with all Environmental and Health Laws and Insurance Conditions); and shall not commit or suffer to be committed in or on the Premises, the Building or the Complex any act which would require any reporting or filing of any notice with any governmental agency pursuant to any Environmental and Health Laws except in connection with the Permitted Uses.

Tenant agrees that if it or anyone claiming under it shall transfer to the Premises, store, use or dispose (except to the extent expressly permitted above), generate, release, threaten release or spill, any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental and Health Laws, regardless of when such Hazardous Materials shall be discovered.  Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises, the Building or the Complex which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental and Health Laws or with respect to any Hazardous Materials affecting the Premises, the Building or the Complex.  In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, attorneys’ fees and expenses, consultant fees, and expert fees that arise from or are caused in whole or in party, directly or indirectly, by (i) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant’s failure to comply with any Environmental and Health Laws.  Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs)

incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.  For purposes of this Subsection 6.2.8, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

The term “Hazardous Materials” shall mean and include any Excepted Waste, asbestos and asbestos-containing materials, air pollutants or contaminants, crude and refined oil and the products and by-products of oil and petroleum, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as a hazardous substance or hazardous waste, extremely hazardous waste, infectious waste, non-RCRA waste, retrograde material, restricted hazardous waste, volatile organic compound, waste or similarly defined, determined or identified in any Environmental and Health Laws, or in any judicial or administrative interpretation of Environmental and Health Laws.

The term “Environmental and Health Laws” shall mean any and all present and future federal, state, county and municipal or other local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions applicable to the Complex relating to Hazardous Materials or the environment or to emissions, discharges or releases or threatened releases of Hazardous Materials into the environment, including, without limitation, into the ambient air, surface water, ground water or in, on or under any land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release or threatened release, disposal, transport or handling of Hazardous Materials or the cleanup or other remediation thereof.  Environmental and Health Laws include, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability At of 1980, as amended (42 U.S.C. §9601 et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §1801 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. §6901 et seq.), the California Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code §25249.5 et seq.), the California Hazardous Waste Control Act (Health and Safety Code §25100 et seq.)

The obligations of Tenant contained in this Subsection 6.2.8 shall survive the expiration or termination of this Lease.

Landlord represents that to the best of Landlord’s knowledge there are no Hazardous Materials in the Premises except as disclosed in the (i) Environmental Site Assessment for the Sorrento Valley Business Park, 5555, 5601, 5626 and 5627 Oberlin Drive, San Diego California, prepared by Act Environmental Inc., dated December 30, 1996, a copy of which has been provided to Tenant, (ii) Phase I Environmental Site Assessment of 5627 Oberlin Drive, Suite 116, San Diego CA, prepared by Occupational Services, Inc., dated February 28, 2003, a copy of which has been provided to Tenant, and (iii) letter from Environmental Resources Management, (Lori A. Cathcart, R.E.A) to Tenant (Mr. Larry Myers) dated April 11, 2005, a copy of which is attached to this Lease as Exhibit G (collectively, the “Environmental Report”). Landlord acknowledges that the presence of any Hazardous Materials in the Building to the extent described in the Environmental Report has not been caused by Tenant or any party for whom

Tenant is responsible. Landlord agrees that so long as the condition requiring removal or remediation of Hazardous Materials is not caused by Tenant or any party for whom Tenant is responsible, Landlord shall, in a manner that complies with all applicable Environmental and Health Laws, promptly perform or cause others to perform all remediation and cleanup of the Premises and Common Areas of the Complex necessary to cause the same to comply in all material respects with Environmental and Health Laws, to the extent the failure to do so shall materially adversely affect Tenant or expose it to material liability.  If Tenant shall become aware of any condition which Tenant alleges shall obligate Landlord to perform remediation it shall give Landlord notice of such condition (“Tenant’s Notice”) which shall expressly state that failure to perform remediation timely shall afford Tenant the right to terminate the term of this Lease.  Landlord and Tenant agree that in the event of any dispute between them concerning the obligation of Landlord to perform the remediation or cleanup of any Hazardous Materials pursuant to this paragraph is not resolved within ten (10) days of receipt of Tenant’s Notice, either party may submit the dispute to the American Arbitration Association for resolution by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator, who shall be an independent California Registered Environmental Assessor with experience dealing with the type of Hazardous Materials at issue in similar properties in the San Diego area, shall be made within thirty (30) days of submission and shall be final and binding on Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction.

In the event (i) the time required for Landlord to complete any remediation which Landlord is obligated to perform pursuant to the preceding paragraph shall exceed the lesser of nine (9) months or one-half of the remainder of the term hereof measured from the date of Tenant’s Notice (whichever is less being the “Completion Period”), or (ii) Landlord shall not complete any remediation it is so required to perform within the Completion Period, then Tenant shall have the right, as its sole remedy, to terminate the term of this Lease by giving notice of its desire to do so to Landlord within ten (10) days after the earlier of the agreement by the parties or the determination of the arbitrator as to such obligation of Landlord in the first case, and in the second case, the expiration of such Completion Period, whereupon on the date thirty (30) days after the giving of such notice, the term of this Lease shall terminate with the same force and effect as if such date were the date on which the term of this Lease were scheduled to expire. The nine-month remediation period described clauses (i) and (ii) of the preceding sentence shall be reduced to six (6) months in the case of any condition requiring remediation by Landlord discovered during the last three (3) years of the term.

Article 7

Casualty or Taking

7.1           Termination.  In the event that the Premises, the Building or the Complex, or any material part thereof, shall be destroyed or damaged by fire or casualty to such an extent that the time reasonably necessary for Landlord to make repairs as required by Section 7.2 in the ordinary course, as reasonably estimated by Landlord, shall exceed either nine (9) months or one-half of the remainder of the term hereof (whichever is less) from the date of fire or other casualty, or the Premises, the Building or the Complex, or any material part thereof shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then this Lease may be terminated at the election of Landlord.  Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty.

In the event that (i) at least twenty-five percent (25%) of the Premises is damaged by fire or other casualty to such an extent that the time reasonably necessary for Landlord to make repairs as required by Section 7.2 in the ordinary course shall exceed either nine (9) months or one-half of the remainder of the term hereof (whichever is less) from the date of fire or other casualty, or (ii) at least twenty-five percent (25%) of the Premises is damaged by fire or other casualty and repairs are not actually substantially completed within nine (9) months from the date of the fire or other casualty, or (iii) any material portion of the Premises is taken by an exercise of eminent domain, then in any such case Tenant shall have the right to terminate the term of this Lease by giving notice of its desire to do so to Landlord within sixty (60) days after, in the first or third case, such damage or taking, and in the second case, the expiration of such nine-month period, whereupon on the date thirty (30) days after the giving of such notice, the term of this Lease shall terminate with the same force and effect as if such date were the date on which the term of this Lease were scheduled to expire. The nine-month repair periods described in clauses (i) and (ii) of the preceding sentence shall be reduced to six (6) months in the case of a casualty occurring during the last three (3) years of the term. Notwithstanding the foregoing to the contrary, Tenant shall have no right to terminate the term of this Lease due to a fire or other casualty if the cause thereof was due to the negligence or other wrongful conduct of Tenant or any subtenant of Tenant or any agent, employee or invitee of Tenant or its subtenant(s).

7.2           Restoration.  If neither Landlord nor Tenant elects to so terminate, this Lease shall continue in force and (so long as the damage is not caused by the negligence or other wrongful act of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed Rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence.  “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

7.3           Award.  Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases.  Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

7.4           Termination Waiver.  Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) (and all similar or successor statutes) which relate to the termination of leases when the thing leased is destroyed, and agrees that such event shall be governed by the terms of this Lease.

Article 8

Defaults

8.1           Default of Tenant.  The occurrence of any one or more of the following shall constitute a “Default of Tenant” under this Lease:

(a)           The failure by Tenant to make any payment of Annual Fixed Rent, Additional Rent or any other payment required to be made by Tenant hereunder (collectively, “Rent”), as and when due, where such failure shall continue for ten (10) days after notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure §1161.

(b)           The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed and performed by Tenant, other than as specified in subsection (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure §1161; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty (30) day period and thereafter diligently prosecute such cure to completion within sixty (60) days from the date of such notice from Landlord.

(c)           An assignment by Tenant or any guarantor of Tenant for the benefit of creditors.

(d)           The taking by execution or levy of Tenant’s leasehold interest.

(e)           The filing of a lien or other involuntary encumbrance against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, or against the property of any guarantor of Tenant, which filing shall not be discharged within ten (10) days after Tenant receives notice thereof.

(f)            The filing of a petition by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect.

(g)           The filing of an involuntary petition under any of the provisions of any bankruptcy law or code against Tenant or any guarantor of Tenant and such involuntary petition shall not be dismissed within thirty (30) days thereafter.

(h)           The appointment of a custodian, receiver or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant or any guarantor of Tenant.

(i)            The dissolution or liquidation of Tenant or any guarantor of Tenant or the adoption of any plan or the commencement of any proceeding, the result of which is or is intended to include the dissolution or liquidation of Tenant or any guarantor of Tenant.

(j)            The entry of an order in any proceeding by or against Tenant or any guarantor of Tenant decreeing or permitting the dissolution of Tenant or any guarantor of Tenant or the winding up of its affairs.

8.2           Remedies.  In the event of a Default of Tenant, in addition to all other rights or remedies Landlord may have, Landlord, acting through its employees, agents or servants, may terminate this Lease by notice to Tenant in the manner provided in Section 10.1.  In addition to all other rights or remedies Landlord may have, in the event of a Default of Tenant, Landlord shall have the immediate right to re-enter and repossess the Premises.  Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, and should Landlord elect to terminate this Lease, Landlord may recover from Tenant:

(1)           The worth at the time of the award of the unpaid Rent which is due, owing and unpaid by Tenant to Landlord at the time of termination; and

(2)           The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of the rent loss Tenant proves could have been reasonably avoided; and

(3)           The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss which Tenant proves could be reasonably avoided; and

(4)           All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events are likely to result therefrom including all costs (including attorneys’ fees) of recovering possession of the Premises, removing persons or property from the Premises, repairs, brokers’ fees, advertising and alterations to the Premises in connection with reletting the Premises; and

(5)           At Landlord’s election, other amounts in addition to or in lieu of the above as may be permitted from time to time by applicable law.

All computations of the worth at the time of amounts recoverable by Landlord under clauses (1), (2) and (4) above shall be computed by allowing interest at the Default Rate (as defined in Section 8.4).  The worth at the time of award recoverable by Landlord under clause (3) above shall be computed by discounting the amount otherwise recoverable by Landlord at the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%).

If the Premises or any part of the Premises are vacated or abandoned, or if Landlord takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by applicable law, and if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, recover all Rent as it becomes due and, at Landlord’s election, relet the Premises or any part of the Premises upon such terms, at such rent, upon such conditions and for such a period of time as Landlord in its sole discretion may deem advisable.

Landlord shall also have the right to make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall apply to any unpaid amounts due Landlord hereunder the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection therewith, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparing the Premises for such reletting.  Tenant hereby waives all right to receive all or any portion of the net proceeds of any such reletting.  Landlord shall in no event be liable for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

In the event that Tenant should breach this Lease, Landlord may, at it option, enforce all of its rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.  Additionally, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ fees, to protect the Premises and Landlord’s interest under this Lease.

At any time after a Default of Tenant occurs, Landlord may re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  No re-entry into the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

To the fullest extent permitted by law, Tenant hereby waives all rights of redemption or relief from forfeiture under California Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant.

8.3           Remedies Cumulative.  Any and all rights and remedies which Landlord may have under this Lease, and at law and equity for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Notwithstanding any provision of this Lease to the contrary, in no event shall Tenant be liable for any loss of business, or any other indirect, special or consequential damages, except as provided in Section 8.5.

8.4           Landlord’s Right to Cure Defaults.  At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate (the “Default Rate”) equal to the greater of six percent (6%) over the Prime Rate or twelve percent (12%) per annum, but in no event in excess of the maximum rate of interest then permitted to be agreed to by the parties under applicable law.  “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by the largest national or state-chartered banking institution in the state or district in which the Complex is located as its “prime” or “base” rate.  If, at any time, both the largest national and state-chartered banking institutions having their principal offices in the City of San Diego, shall cease to announce such a floating rate, Prime Rate shall mean a rate of interest, determined daily, which is two (2) percentage points above the 14-day moving average closing trading price of 90-day Treasury Bills.

8.5           Holding Over.  Any holding over by Tenant after the expiration or early termination of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one hundred and fifty percent (150%) of the greater of the fair market rental value for the Premises on a month-to-month basis or the Annual Fixed Rent in effect immediately prior to the expiration or earlier termination of the term plus Additional Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over.  Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease.

8.6           Effect of Waivers of Default.  Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

8.7           No Waiver, etc.  The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged.  No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8           No Accord and Satisfaction.  No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

Article 9

Rights of Holders

9.1           Rights of Mortgagees or Ground Lessors.  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Complex and/or any such lease, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages.  This Section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”. Landlord represents that the Complex is not subject to any Superior Lease as of the Date of this Lease.

If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Successor Landlord, (e) liable to the Tenant beyond the Successor Landlord’s interest in the Building, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

9.2           Modifications.  If any Superior Lessor or Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease.  In addition, and notwithstanding Section 9.1 to the contrary, any Superior Lessor or Superior Mortgagee may, at its option, subordinate the Superior Lease or Superior Mortgage of which it is the lessor or holder to this Lease by giving Tenant ten (10) days prior written notice of such election, whereupon this Lease shall, irrespective of dates of execution, delivery and recording, be superior to such Superior Lease or Superior Mortgage and no other documentation shall be necessary to effect such change.

9.3           Non-Disturbance.  Landlord represents that the Lease is not subject to any Superior Mortgage or Superior Lease as of the Date of this Lease. Landlord shall use diligent efforts (without the obligation to incur expense or liability in connection with such efforts) to obtain a so-called non-disturbance agreement from any future Superior Lessor or Superior Mortgagee which agreement may be in the form customarily used by such Superior Lessor or Superior Mortgagee, or if no such form exists, in any commercially reasonable form, subject to the conditions and limitations of Sections 9.1 and 9.2, provided, however, that if, despite such reasonable efforts, Landlord is unable to obtain such agreement, such failure shall not constitute a default by Landlord under this Lease.

Article 10

Miscellaneous Provisions

10.1         Notices.  Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows:  If intended for Landlord, to the Original Address of Landlord set forth in Section 1.1 of this Lease with a copy to Reit Management & Research LLC, 400 Centre Street, Newton, MA 02464, Attn: Jennifer B. Clark (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in Section 1.1 of this Lease until the Commencement Date and thereafter to the Complex (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord).  Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease.  Notices from Landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney.

10.2         Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc.  Landlord agrees that, upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Building or the Complex, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises by Tenant and that Landlord use commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, or other common areas of the Building and the Complex.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer Landlord reasonably believes is entitled to such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

10.3         Lease Not to be Recorded; Confidentiality of Lease Terms.  Tenant agrees that it will not record this Lease.  Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be acceptable for recording with the land records of the governmental entity responsible for keeping such records.  In no event shall such document set forth the rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

Tenant acknowledges that the terms under which the Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business terms), constitute confidential information of Landlord (“Confidential Information”).  Tenant covenants and agrees to keep the Confidential Information confidential and not to disclose the same to third parties; provided, however, that such Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders, potential investors or acquirers of Tenant, and financial advisors (collectively, “Representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities and to comply with laws, including securities laws and regulations. Tenant furthermore agrees to inform its Representatives of the confidential nature of such Confidential Information and to use all reasonable efforts to cause each Representative to treat such Confidential Information confidentially and in accordance with the terms of this paragraph.

10.4         Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability.  With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, whether absolute or conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

The term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Complex, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Complex.  Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Building or the Complex by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Building or the Complex back to Landlord or the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder.  Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder.  The seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until such purchaser expressly assumes in writing the Landlord’s obligations hereunder.

Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Complex, and Tenant agrees to look solely to such interest, including Landlord’s interest in the rents therefrom, for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability.  In addition, Landlord hereby notifies Tenant that the Declaration of Trust of Hub Properties Trust provides, and Tenant agrees, that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

10.5         Landlord’s Default.  Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default.  Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder.  In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by Tenant from whatever cause.  Tenant further agrees that if Landlord shall have failed to cure any such breach or default within thirty (30) days of such notice to Landlord (or if such breach or default cannot be cured within said time, then within such additional time as may be necessary if within said thirty days Landlord has commenced and is diligently pursuing the remedies necessary to cure such breach or default), then the holder(s) of any mortgage(s) or the lessor under any ground lease entitled to notice pursuant to Section 10.6 shall have an additional thirty (30) days within which to cure such breach or default if such breach or default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any such holder or lessor has commenced and is diligently pursuing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure).

10.6         Notice to Mortgagee and Ground Lessor.  After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

10.7         Building or Complex Name Change.  Landlord shall have the right to change the name of the Building or the Complex at any time and Tenant expressly waives any and all claims for damages against Landlord resulting therefrom.

10.8         Waiver of Jury Trial.  Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

10.9         Brokerage.  Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than Colliers International and Irving Hughes (the “Brokers”), and in the event of any brokerage claims or liens, other than by the Brokers, against Landlord or the Complex predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien. Landlord warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than the Brokers, and Landlord agrees to pay the commissions of the Brokers pursuant to a separate agreement between Landlord and Colliers International. In the event of any brokerage claims against Tenant by either of the Brokers arising from Landlord’s breach of its agreement to pay said commissions, or by any other brokers predicated upon or arising out of prior dealings with Landlord, Landlord agrees to defend the same and indemnify and hold Tenant harmless against any such claim.

10.10       OSHPAD Requirements.  Without limiting any other provision contained in this Lease, Tenant hereby represents and warrants to Landlord that Tenant’s operation of the Premises and the condition of the Premises shall not require any compliance with the requirements of, or certification of compliance from, the California Office of Statewide Health Planning and Development (“OSHPAD”) or any similar governmental certificates due to the nature of Tenant’s operation of the Premises.  Landlord shall not be liable for, and Tenant shall indemnify, defend and hold Landlord harmless from and against all liabilities, damages, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) arising in connection with, any failure of Tenant’s operation of the Premises to comply with, or any failure of the Premises to comply with, the requirements of OSHPAD or other similar or related governmental entities.  In the event compliance with the requirements of OSHPAD or any other similar or related governmental entity is required in connection with Tenant’s operation of the Premises by Tenant or by any assignee or subtenant of Tenant, Tenant shall be solely responsible for the cost of making any alterations or taking any other necessary actions to cause such compliance and Landlord shall have no liability in connection therewith.

10.11       Applicable Law and Construction.  This Lease shall be governed by and construed in accordance with the laws of the state or district in which the Complex is located and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease.  All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith.  This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.  The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant.  Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  If two or more persons or parties are named as Tenant herein, (i) each of such persons or parties shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them and (ii) Landlord may require that all notices, requests, demands, consents, approvals or other communications delivered by Tenant under the Lease must be executed by each person or party named as Tenant herein.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights under this Lease.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment of Tenant.  Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

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WITNESS the execution hereof under seal on the day and year first above written.

Landlord:

Hub Properties Trust

By:	/s/ Jennifer B. Clark
Jennifer B. Clark
Senior Vice President

Tenant:

DexCom, Inc.

By:	/s/ Steve Kemper
Name: Steve Kemper
Title: C.F.O.

EXHIBIT A

PLAN SHOWING THE PREMISES

[See attached copy.]

EXHIBIT B

RULES AND REGULATIONS

1.  The sidewalks, entrances and driveways in or about the Complex shall not be obstructed by Tenant or used by Tenant for any purpose other than for access to the Premises and the Complex.

2.  Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the exterior of the Building.  No signs, advertisements, placards, pictures, names, notices, or lettering shall be exhibited, inscribed, painted or fixed by Tenant on any window or outside or inside of the Building or Complex without the prior consent of Landlord.

3.  All window coverings shall be of a uniform shape, color, material and design as prescribed by Landlord and approved by Tenant, such approval not to be unreasonably withheld.

4.  Tenant shall not place a load upon any floor of the Building exceeding the lesser of the floor load which such floor was designed to carry or that allowed by law.

5.  No additional or different locks or bolts shall be affixed on doors by Tenant without reasonable prior notice to Landlord and without providing Landlord with copies thereof. Tenant shall return all keys to Landlord upon termination of Tenant’s lease.

6.  Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

7.  No vehicles or animals (except a seeing-eye dog) shall be brought into or kept in or about the Premises.  No space in the Building shall be used for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

8.  Tenant shall not engage or pay any employees of the Complex without approval from the Landlord.

9.  Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

10. Tenant shall, at Tenant’s expense, provide artificial light and electric current for the Landlord and/or its contractors, agents and employees during the making of repairs, alterations, additions or improvements in or to the Premises.

11.  The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed.  Any equipment or apparatus within the Premises, including, without limitation, x-ray effluent drains, shall be maintained by Tenant throughout the term hereof, at Tenant’s sole cost and expense.

12. Landlord reserves the right to establish, modify and enforce parking rules and regulations, provided the same are reasonable, consistent with the type of parking rules in effect in comparable office parks in the San Diego area, and apply uniformly to all tenants of the Complex.

13. All refuse from the Premises shall be disposed of in accordance with the requirements established therefor by Landlord for the Complex.

14. Except for the use of coffee makers and microwave ovens, no cooking shall be done or permitted by Tenant on the Premises.

15.  No smoking is allowed in the Building (including the Premises) or any other building or structure in the Complex.

16.  No Tenant shall make, or permit to be made, any noises which shall disturb or interfere with occupants of the Complex.

17.  The requirements of Tenant to which it is entitled hereunder will be attended to only upon application at the Building office.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special written instructions from Landlord, and no employee will admit any person (Tenant or otherwise) to any office, or sign acceptance of delivery for any Tenant, without written specific instructions from Tenant.

18.  Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional rules and regulations when in its judgment reasonably exercised Landlord deems it necessary, desirable or proper for its best interest and for the best interest of tenants and other occupants and invitees thereof.  No alteration or waiver of any rule or regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant.  Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant however resulting of any rules or regulations at any time prescribed for the Complex.  In the event of any conflict between these Rules and Regulations, or any further or modified rules and regulations from time to time issued by Landlord, and the Lease provisions, the Lease provisions shall govern and control.

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EXHIBIT C

ALTERATIONS REQUIREMENTS

A.            Generally

1. All alterations, installations or improvements (“Alterations”) to be made by Tenant in, to or about the Premises, including any Alterations to be made prior to Tenant’s occupancy of the Premises for the Permitted Use, shall be made in accordance with the requirements of this Exhibit and with any additional requirements stated in the Lease.

2. All submissions, inquiries approvals and other matters shall be processed through Landlord’s Building manager or regional property manager.

3. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence over the terms of this Exhibit.

B.            Plans

1.  Before commencing construction of any Alterations, Tenant shall submit for Landlord’s written approval, either a description of the Alterations or drawings and specifications for the Alterations as follows:

(i)            Tenant shall submit drawings and written specifications (collectively, “Plans”) for all of Tenant’s Alterations, including mechanical, electrical and cabling, plumbing and architectural drawings. Drawings are to be complete, with full details and finish schedules, and shall be stamped by an AIA architect licensed in the state or district in which the Complex is located certifying compliance with building codes.

(ii)           Tenant may submit a complete description of Tenant’s Alterations (including sketches or diagrams as necessary) in lieu of submitting Plans if the proposed Alterations do not require Landlord’s prior consent pursuant to Section 6.2.5 or if the Alterations meet all of the following criteria: (1) they are cosmetic in nature (e.g. painting, wallpapering, installation of floor coverings, etc.), (2) they do not require a building permit, (3) they do not require work to be performed inside walls or above the ceiling of the Premises, and (4) they will not affect the Building structure or mechanical, electrical, plumbing or HVAC systems. Notwithstanding that Tenant’s proposed Alterations satisfy all of the preceding criteria, upon review of Tenant’s submission, Landlord shall have the right to require Tenant to submit Plans for all or any portion of the proposed Alterations.

2.  Landlord shall review the description or Plans submitted by Tenant (“Tenant’s Design Submission”) and notify Tenant of approval or disapproval. If Landlord disapproves Tenant’s Design Submission, Landlord shall specify the reasons for its disapproval and Tenant shall revise Tenant’s Design Submission to meet Landlord’s objections, and shall resubmit the same to Landlord as so revised until Tenant’s Design Submission is approved by Landlord. No approval by Landlord of Tenant’s Design Submission shall constitute a waiver of any of the requirements of this Exhibit or the Lease. Tenant shall not make any changes to Tenant’s Design Submission after approval by Landlord, including changes required to obtain governmental permits, without obtaining Landlord’s written approval in each instance.

3. All mechanical, electrical, structural and floor loading requirements shall be subject to approval of Landlord’s engineers. Landlord also reserves the right to require Tenant to submit copies of shop drawings for Landlord’s review and approval.

4. Before commencing construction of any Alterations, Tenant shall provide Landlord with two (2) complete copies of Tenant’s Design Submission in final form as approved by Landlord.

C.            Selection of Contractors and Subcontractors

Before commencing construction of any Alterations, Tenant shall submit to Landlord the names of Tenant’s general contractor (the “General Contractor”) and any subcontractors performing work on the electrical, mechanical, plumbing or life-safety systems of the Building for Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed. If Landlord shall reject the General Contractor or any such subcontractor, Landlord shall advise Tenant of the reasons(s) in writing and Tenant shall submit another selection to Landlord for Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed.

D.          Insurance

1. Before commencing construction of any Alterations, Tenant will deliver to Landlord:

(i)            Four (4) executed copies of the Insurance Requirements agreement in the form set forth in Exhibit D from the general contractor and, if requested by Landlord, from the subcontractors (Landlord will return two fully executed copies to Tenant), and

(ii)           insurance certificates for the General Contractor and subcontractors as required by Exhibit D, which shall include evidence of coverage for the indemnity provided by the General Contractor or subcontractor executing such agreement.

E.           Building Permit and Other Legal Requirements

1. Before commencing construction of any Alterations, Tenant shall furnish Landlord with a valid permit for the construction of the Alterations from the building department or other agency having jurisdiction in the municipality in which the Building is located (unless the Alterations are of a cosmetic nature not requiring a building permit). Tenant shall keep the original building permit posted on the Premises during the construction of the Alterations.

2. Tenant Design Submission, the Alterations, and the construction of the Alterations shall each be in strict compliance with (i) all applicable laws, codes, rules and regulations, including, without limitation, the Americans with Disabilities Act, state and local health department requirements, and occupational health and safety laws and regulations (and no approval of Tenant’s Design Submission shall relieve Tenant of this obligation or invest Landlord with any responsibility for ensuring such compliance), and (ii) all building permits, consents, licenses, variances, and approvals issued in connection with the Alterations. Tenant shall ensure that the General Contractor and all subcontractors have the requisite licenses to perform their work. Tenant shall procure all permits, governmental approvals, licenses, variances

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and consents required for the Alterations and shall provide Landlord with a complete copy thereof promptly upon receipt of same by Tenant.

F.         Materials and Workmanship

1. All equipment and installations must be equal to the Building standard and all materials shall be new, commercial grade and of first-class quality. Any deviation from these requirements will be permitted only if clearly indicated or specified on Tenant’s Design Submission and approved by Landlord.

2. Alterations shall be constructed in a professional and good and workmanlike manner, in accordance with Tenant’s Design Submission.

3. The General Contractor shall guaranty all materials and workmanship against defects for a period of not less than one (1) year from installation. Notwithstanding any limitations contained in such guaranty or in any contract, purchase order or other agreement, during the entire term of the Lease, Tenant shall promptly repair or replace, at Tenant’s cost, any defective aspect of the Alterations except for insubstantial defects that do not adversely effect the Building or the appearance or rental value of the Premises, as determined by Landlord in its sole discretion.

4. Alterations (other than upgrades of Building systems) must be compatible with the existing mechanical, plumbing, HVAC, electrical and life safety systems of the Building (collectively the “Building Systems”). In the event any Alterations shall interfere with the proper functioning of any Building System, Tenant shall promptly cause such repairs, replacements or adjustments to be made to the Alterations as are necessary to eliminate any such interference at Tenant’s sole cost and expense

G.            Prosecution of the Work

1. All construction activities shall be conducted so as to avoid disturbance of other tenants. Landlord may require that all demolition and other categories of work that may disturb other tenants of the Building be scheduled and performed on weekends or after normal working hours. and Tenant shall provide the Building manager with at least two Business Days’ notice prior to proceeding with such work.

2. Alterations costing in excess of $10,000 shall be performed under the supervision of a superintendent or foreman of the General Contractor at all times.

3. The General Contractor or HVAC subcontractor shall block off supply and return grilles, diffusers and ducts to keep dust from entering into the Premises HVAC system and thoroughly clean all HVAC units in the work area at the completion of the Alterations.

4. Construction debris shall be stored in appropriate containers and removed from the construction area on a regular basis and the construction area shall be kept neat and reasonably clean at all times. All construction debris is to be discarded in waste containment provided by the General Contractor only. No material or debris shall be stored outside the Building without the prior written approval of the Landlord’s Construction Representative.

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5. Landlord shall have the right to instruct the General Contractor to deliver to Landlord, at Tenant’s expense, any items to be removed from the Premises during the construction of the Alterations.

6. Tenant, either directly or through the General Contractor, will immediately notify Landlord, in writing, of any damage to the Building caused by the General Contractor or any subcontractors.  Such damage shall be repaired within 72 hours unless otherwise directed by the Landlord in writing. Any damage that is not repaired may be repaired by Landlord at Tenant’s expense.

7. The General Contractor and all subcontractors shall cause their employees to adhere to all applicable Rules and Regulations of the Complex.

8. Landlord shall have the right to supervise and inspect the Alterations as the work progresses and to require Tenant to remove or correct any aspect of the Alterations that does not substantially conform, in any material respect, to Tenant’s Design Submission approved by Landlord. Such supervision and inspection shall be at Landlord’s sole expense unless Landlord reasonably determines that Tenant’s Alterations do not conform to Tenant’s Design Submission, in which case Tenant shall pay, as Additional Rent, Landlord’s reasonable costs of all future supervision.

H.            Documents to Be Furnished to Landlord Upon Completion of Tenant’s Work

1. Within thirty (30) days after construction of the Alterations has been completed, except for so-called punch list items, Tenant shall furnish Landlord with the following documents:

(i)            record “as built” drawings in paper and electronic (CADD) format showing all of the Alterations as actually constructed for all portions of the Alterations for which drawings were submitted;

(ii)           if Plans for the Alterations were prepared by an architect, a written certification from the architect confirming that the Alterations were completed in accordance with the Plans and all applicable laws, codes, ordinances, and regulations;

(iii)          full and final lien waivers and releases executed by the General Contractor and all subcontractors and suppliers;

(iv)          if the Alterations include any HVAC work, a properly executed air balancing report signed by a professional engineer showing that the HVAC system is properly balanced for the season;

(v)           copies of all warranties and guarantees received from the General Contractor, subcontractors and materials suppliers or manufacturers;

(vi)          copies of all maintenance manuals, instructions and similar information pertaining to the operation and maintenance of equipment and fixtures installed in the Premises as part of the Alterations; and

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(vii)         a copy of the final, permanent certificate of occupancy or amended certificate of occupancy for the Premises.

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EXHIBIT D

CONTRACTOR’S INSURANCE REQUIREMENTS

Building:

Tenant:

Premises:

The undersigned contractor or subcontractor (“Contractor”) has been hired by the tenant or occupant (hereinafter called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (“Work”) for Tenant in the Premises identified above.  Contractor and Tenant have requested the undersigned landlord (“Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1.             Contractor agrees to indemnify and save harmless the Landlord, and if Landlord is a general or limited partnership each of the partners thereof, and if Landlord is a nominee trust the trustee(s) and all beneficiaries thereof, and all of their respective officers, employees and agents, from and against any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death, at any time resulting therefrom and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this agreement but shall be applied only to the minimum extent required by law).

2.             Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

(a)           Worker’s Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance.

(b)           Commercial General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this agreement) for not less than the following limits:

Bodily Injury:	$5,000,000 per person
$5,000,000 per occurrence

Property Damage:	$5,000,000 per occurrence
$5,000,000 aggregate

(c)           Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$5,000,000 per person
$5,000,000 per occurrence

Property Damage:	$5,000,000 per occurrence.

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days’ prior written notice of the cancellation of any of the foregoing policies.

The insurance provided in (b) and (c) above shall name Landlord as an additional insured.

3.             Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

(a)           Commercial General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

(b)           Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this       day of               , 20    .

Contractor:			Landlord:

By:		By:
	Name:		Name:
	Title:		Title:

2

EXHIBIT E

CLERK’S CERTIFICATE

I,                           , the duly elected and acting [Secretary/Clerk] of                 , a               corporation (the “Corporation”), hereby certify that:

(A)          at a meeting of the board of directors of the Corporation held on                   in accordance with law and the Bylaws of the Corporation the following resolutions were duly adopted:

VOTED:              a.             To approve a lease of approximately          rentable square feet of space for terms of        years with respect to                                 in the building commonly known as                      in                        , which lease grants the Corporation an option to extend the term for             terms of             years each, substantially in the form of the draft presented at this meeting, a copy of which shall be placed on file in the office of the [Secretary/Clerk] and be incorporated by reference in this vote;

b.             To authorize                                         and                                        , or any one of them (each hereinafter referred to as a “Signatory”), to execute and deliver in the name and on behalf of the Corporation the above-described lease and to execute and deliver all other documents, agreements and instruments, including, without limitation, notices of lease, and to take all other actions with respect to the foregoing which any Signatory, in such Signatory’s discretion, shall determine to be necessary or appropriate to effect or secure the transactions contemplated herein, the execution and delivery of any of the foregoing or the taking of any such action to be conclusive evidence of such Signatory’s determination and of the Signatory’s authority so to do granted by this vote;

(B)           as of this date the following individuals are duly elected and qualified officers of the Corporation holding at this date, the offices specified next to their names and the signature next to each such name is such individual’s true signature.

NAME	OFFICE	SIGNATURE

(C)           The form of lease attached to this Certificate is the form referred to in the foregoing vote.

(D)          The resolutions set forth above are unmodified and continue to be in full force and effect and the Corporation has adopted no other resolutions in respect of the subject matter thereof.

In witness whereof, I have hereunto set my hand and affixed the seal of the Corporation this      day of            , 20   .

[Secretary/Clerk]